EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Cellceutix Corporation:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cellceutix Corporation of our report dated September 11, 2015 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting included in Cellceutix Corporation's Annual Report on Form 10-K for the year ended June 30, 2015.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

New York, New York

July 15, 2016